As previously announced, U.S. Cellular will hold a teleconference Aug. 3, 2012 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Investor Relations page of www.uscellular.com or www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com
Julie D. Mathews, Manager, Investor Relations (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports second QUARTER 2012 RESULTS

Note: Comparisons are year over year unless otherwise noted.

2Q 2012 Highlights

▪         Smartphones as a percent of total devices sold increased to 51.9 percent from 39.6 percent; smartphone customers increased to 36.8 percent of postpaid customers from 23.1 percent.

▪         Postpaid ARPU (average revenue per user) increased 5 percent to $54.42 from $51.84; total ARPU increased 6 percent to $59.05 from $55.69.

▪         Service revenues increased 3 percent to $1,029.7 million.

▪         Postpaid gross additions increased 9 percent and postpaid churn increased to 1.57 percent, resulting in a net loss of 48,000 postpaid customers.  Postpaid customers comprised 94 percent of retail customers.

▪         Prepaid gross additions increased 77 percent, driven by the introduction in select Walmart stores of U Prepaid, a new no contract wireless service, and prepaid churn decreased to 6.2 percent, resulting in a net increase of 20,000 prepaid customers.

▪         Retail gross additions increased 23 percent; net loss of 28,000 retail customers, compared to a net loss of 58,000 retail customers.

▪         Cell sites in service increased 2 percent to 7,932, of which 4,512 are owned towers.

▪         4G LTE network covers 30 percent of customers; expect to reach 58 percent of customers by year end.

▪         Investment in the Los Angeles Partnership contributed $19 million to equity in earnings of unconsolidated entities, up from $14 million.

CHICAGO – Aug. 3, 2012 – United States Cellular Corporation [NYSE:USM] reported service revenues of $1,029.7 million for the second quarter of 2012, up 3 percent versus $1,002.0 million in the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $52.7 million and $0.62, respectively, for the second quarter of 2012, compared to $74.9 million and $0.88, respectively, in the comparable period one year ago.

“Our second quarter results were mixed," said Mary N. Dillon, U.S. Cellular president and CEO. “We achieved a strong increase in postpaid gross customer additions, evidence that we are increasing awareness and convincing wireless consumers to switch to U.S. Cellular. Postpaid churn, however, remained elevated, resulting in a net loss of postpaid subscribers. We’re focused on improving our subscriber results by implementing aggressive strategies to offer high-demand devices, expand our distribution options, and further differentiate U.S. Cellular’s superior customer service and benefits. Profitability in the quarter declined, however, due to higher device subsidies on 4G LTE handsets and expenses related to data growth, expansion of the 4G LTE network and spending for our multi-year initiatives.

“Our positive prepaid customer results reflect the success we’ve had selling our U Prepaid service through Walmart since mid-May. We will continue to find new ways to optimize our distribution and be where our customers want to shop.

“Revenues grew in the quarter as smartphone penetration continued to increase, contributing to strong data use and increased average revenue per user. 4G LTE devices made up 17 percent of smartphones sold, and we expect to continue to migrate customers to our expanding 4G LTE network by offering devices like the highly acclaimed Samsung Galaxy S® III.

“To continue our positive momentum related to gross additions, our newly launched marketing campaign, Hello Better, takes an aggressive approach to encouraging our competitors’ customers to break free from unrewarding provider relationships. We'll be utilizing a full range of traditional, social, retail and grassroots tools to reach out to customers who are unhappy with their current providers, and show them there's a better opion with U.S. Cellular.”

Interest expense

The $12.8 million decrease in interest expense was due primarily to the write-off of $8.2 million in unamortized debt issuance costs in 2011 and lower interest rates on outstanding debt.

Guidance for year ending Dec. 31, 2012

Guidance for the year ending Dec. 31, 2012, as of Aug. 3, 2012, is unchanged from the previous guidance provided on May 4, 2012. U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from this guidance.

2012 Estimated Results (1)
Service revenues	$4,050-$4,150 million
Operating income (2)	$200-$300 million
Depreciation, amortization and accretion expenses, and losses on asset disposals and exchanges and impairment of assets (2)	Approx. $600 million
Adjusted OIBDA (2) (3)	$800-$900 million
Capital expenditures	Approx. $850 million

(1)    These estimates are based on U.S. Cellular’s current plans, which include a multi-year deployment of 4G LTE technology which commenced in 2011.  New developments or changing conditions (such as customer net growth, customer demand for data services or possible acquisitions, dispositions or exchanges) could affect U.S. Cellular’s plans and, therefore, its 2012 estimated results.

(2)    The 2012 Estimated Results do not include any estimate for unrecognized net gains or losses related to disposals and exchanges of assets or losses on impairment of assets (since such transactions and their effects are uncertain).

(3)    Adjusted OIBDA is defined as operating income excluding the effects of depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash Flows.  Adjusted OIBDA excludes the net gain or loss on asset disposals and exchanges (if any) and loss on impairment of assets (if any), in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual and, accordingly, they may be incurred in the future.  U.S. Cellular believes this measure provides useful information to investors regarding U.S. Cellular’s financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

Conference call information

U.S. Cellular will hold a conference call on Aug. 3, 2012 at 9:30 a.m. CDT.

•          Access the live call on the Investor Relations page of uscellular.com  or at http://www.videonewswire.com/event.asp?id=88721

•         Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.uscellular.com. The call will be archived on the Conference Calls page of www.uscellular.com

About U.S. Cellular

United States Cellular Corporation, the nation's seventh-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately 5.8 million customers in 26 states. The Chicago-based company employed approximately 8,600 people as of June 30, 2012. At the end of the second quarter of 2012, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular.

Visit www.uscellular.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

United States Cellular Corporation Summary Operating Data (Unaudited)

Quarter Ended	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Total population
Consolidated markets (1)	92,684,000	92,684,000	91,965,000	91,965,000	91,204,000
Consolidated operating markets (1)	46,966,000	46,966,000	46,888,000	46,888,000	46,888,000
Market penetration at end of period
Consolidated markets (2)	6.3%	6.3%	6.4%	6.5%	6.5%
Consolidated operating markets (2)	12.3%	12.4%	12.6%	12.7%	12.7%
All customers
Total at end of period	5,799,000	5,837,000	5,891,000	5,932,000	5,968,000
Gross additions	290,000	285,000	306,000	299,000	257,000
Net additions (losses)	(38,000)	(49,000)	(41,000)	(36,000)	(70,000)
Smartphones sold as a percent of
total devices sold (3)	51.9%	54.1%	52.5%	39.9%	39.6%
Retail customers
Total at end of period	5,542,000	5,570,000	5,608,000	5,621,000	5,644,000
Smartphone penetration (3) (4)	36.8%	34.4%	30.5%	26.2%	23.1%
Gross additions	277,000	273,000	298,000	284,000	226,000
Net retail additions (losses) (5)	(28,000)	(34,000)	(13,000)	(23,000)	(58,000)
Net postpaid additions (losses)	(48,000)	(38,000)	(20,000)	(34,000)	(41,000)
Net prepaid additions (losses)	20,000	4,000	7,000	11,000	(17,000)
Service revenue components (000s)
Retail service	$889,219	$888,527	$882,091	$871,199	$868,630
Inbound roaming	86,363	80,132	93,353	107,810	82,760
Other	54,160	55,161	54,601	57,600	50,640
Total service revenues (000s)	$1,029,742	$1,023,820	$1,030,045	$1,036,609	$1,002,030
Total ARPU (6)	$59.05	$58.21	$58.13	$58.09	$55.69
Billed ARPU (7)	$50.99	$50.52	$49.78	$48.82	$48.28
Postpaid ARPU (8)	$54.42	$54.00	$53.35	$52.41	$51.84
Postpaid churn rate (9)	1.6%	1.6%	1.6%	1.5%	1.4%
Capital expenditures (000s)	$183,200	$201,300	$276,400	$248,000	$162,100
Cell sites in service	7,932	7,875	7,882	7,828	7,770

(1)     Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (2) below.

(2)     Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas®.

(3)     Smartphones represent wireless devices which run on an Android™, BlackBerry®, or Windows Mobile® operating system, excluding tablets.

(4)     Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)     Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)     Total ARPU - Average monthly service revenue per user includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)     Billed ARPU - Average monthly billed revenue per user is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)     Postpaid ARPU - Average monthly revenue per postpaid user is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)     Represents the percentage of the postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

United States Cellular Corporation Consolidated Statement of Operations Highlights Three Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2012	2011	Amount	Percent
Operating revenues
Service	$1,029,742	$1,002,030	$27,712	3%
Equipment sales	74,658	74,152	506	1%
Total operating revenues	1,104,400	1,076,182	28,218	3%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	243,227	227,801	15,426	7%
Cost of equipment sold	191,700	170,833	20,867	12%
Selling, general and administrative	435,053	423,953	11,100	3%
Depreciation, amortization and accretion	147,555	146,577	978	1%
Loss on asset disposals and exchanges, net	2,702	2,922	(220)	(8%)
Total operating expenses	1,020,237	972,086	48,151	5%

Operating income	84,163	104,096	(19,933)	(19%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	25,154	22,469	2,685	12%
Interest and dividend income	845	748	97	13%
Gain (loss) on investment	(3,728)	13,373	(17,101)	>(100)%
Interest expense	(12,360)	(25,197)	12,837	51%
Other, net	(229)	175	(404)	>(100)%
Total investment and other income (expense)	9,682	11,568	(1,886)	(16%)

Income before income taxes	93,845	115,664	(21,819)	(19%)
Income tax expense	34,597	34,732	(135)	—

Net income	59,248	80,932	(21,684)	(27%)
Less: Net income attributable to noncontrolling interests, net of tax	(6,563)	(5,993)	(570)	(10%)
Net income attributable to U.S. Cellular shareholders	$52,685	$74,939	$(22,254)	(30%)

Basic weighted average shares outstanding	84,707	84,930	(223)	—
Basic earnings per share attributable to U.S. Cellular shareholders	$0.62	$0.88	$(0.26)	(30%)

Diluted weighted average shares outstanding	85,061	85,397	(336)	—
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.62	$0.88	$(0.26)	(30%)

United States Cellular Corporation Consolidated Statement of Operations Highlights Six Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2012	2011	Amount	Percent
Operating revenues
Service	$2,053,562	$1,987,143	$66,419	3%
Equipment sales	142,959	146,131	(3,172)	(2%)
Total operating revenues	2,196,521	2,133,274	63,247	3%

Operating expenses
System operations (excluding Depreciation,
amortization and accretion reported below)	476,391	445,404	30,987	7%
Cost of equipment sold	378,736	367,488	11,248	3%
Selling, general and administrative	877,297	863,662	13,635	2%
Depreciation, amortization and accretion	294,240	289,917	4,323	1%
Loss on asset disposals	492	3,959	(3,467)	(88%)
Total operating expenses	2,027,156	1,970,430	56,726	3%

Operating income	169,365	162,844	6,521	4%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	46,768	43,360	3,408	8%
Interest and dividend income	1,888	1,597	291	18%
Gain ( loss) on investment	(3,728)	13,373	(17,101)	>(100)%
Interest expense	(25,771)	(40,383)	14,612	36%
Other, net	(27)	50	(77)	>(100)%
Total investment and other income (expense)	19,130	17,997	1,133	6%

Income before income taxes	188,495	180,841	7,654	4%
Income tax expense	60,235	59,479	756	1%

Net income	128,260	121,362	6,898	6%
Less: Net income attributable to noncontrolling interests, net of tax	(13,083)	(11,262)	(1,821)	(16%)
Net income attributable to U.S. Cellular shareholders	$115,177	$110,100	$5,077	5%

Basic weighted average shares outstanding	84,638	85,206	(568)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$1.36	$1.29	$0.07	5%

Diluted weighted average shares outstanding	85,076	85,739	(663)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.35	$1.28	$0.07	5%

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	June 30, 2012	December 31, 2011

Current assets
Cash and cash equivalents	$437,624	$424,155
Short-term investments	100,738	127,039
Accounts receivable from customers and other	430,761	441,821
Inventory	183,139	127,056
Income taxes receivable	324	74,791
Prepaid expenses	61,194	55,980
Net deferred income tax asset	35,641	31,905
Other current assets	11,197	10,096
	1,260,618	1,292,843

Assets held for sale	—	49,647

Investments
Licenses	1,484,202	1,470,769
Goodwill	494,737	494,737
Customer lists, net	170	314
Investments in unconsolidated entities	175,663	138,096
Notes and interest receivable – long-term	82	1,921
Long-term investments	55,468	30,057
	2,210,322	2,135,894

Property, plant and equipment, net
In service and under construction	7,232,771	7,008,449
Less: accumulated depreciation	4,349,653	4,218,147
	2,883,118	2,790,302

Other assets and deferred charges	71,194	59,290

Total assets	$6,425,252	$6,327,976

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	June 30, 2012	December 31, 2011

Current liabilities
Current portion of long-term debt	$127	$127
Accounts payable
Affiliated	15,312	12,183
Trade	239,950	303,779
Customer deposits and deferred revenues	202,485	181,355
Accrued taxes	44,250	34,095
Accrued compensation	51,305	69,551
Other current liabilities	89,284	121,190
	642,713	722,280

Liabilities held for sale	—	1,051

Deferred liabilities and credits
Net deferred income tax liability	840,484	799,190
Other deferred liabilities and credits	247,692	248,213

Long-term debt	880,623	880,320

Noncontrolling interests with mandatory redemption features	1,050	1,005

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,399,010	1,387,341
Treasury shares	(146,057)	(152,817)
Retained earnings	2,403,312	2,297,363
Total U.S. Cellular shareholders' equity	3,744,339	3,619,961

Noncontrolling interests	68,351	55,956

Total equity	3,812,690	3,675,917

Total liabilities and equity	$6,425,252	$6,327,976

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at June 30, 2012 and December 31, 2011.

	June 30, 2012	December 31, 2011
Cash and cash equivalents	$437,624	$424,155

Amounts included in short-term investments (1)(2)
Government-backed securities (3)	$100,738	$127,039

Amounts included in long-term investments (1)(4)
Government-backed securities (3)	$55,468	$30,057

(1)    Designated as held-to-maturity investments and recorded at amortized cost on the Consolidated Balance Sheet.

(2)    Maturities are less than twelve months from the respective balance sheet dates

(3)    Includes U.S. treasuries and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program

(4)    At June 30, 2012, maturities range between 12 and 21 months from the balance sheet date.

United States Cellular Corporation Consolidated Statement of Cash Flows Six Months Ended June 30, (Unaudited, dollars in thousands)

	2012	2011
Cash flows from operating activities
Net income	$128,260	$121,362
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	294,240	289,917
Bad debts expense	30,659	27,677
Stock-based compensation expense	11,057	10,798
Deferred income taxes, net	30,479	80,371
Equity in earnings of unconsolidated entities	(46,768)	(43,360)
Distributions from unconsolidated entities	6,743	47,143
Loss on asset disposals, net	492	3,959
(Gain) loss on investment	3,728	(13,373)
Noncash interest expense	902	9,152
Other operating activities	321	1,044
Changes in assets and liabilities from operations
Accounts receivable	(13,383)	(35,907)
Inventory	(56,039)	(48,504)
Accounts payable - trade	(20,987)	23,835
Accounts payable - affiliate	3,129	5,102
Customer deposits and deferred revenues	21,131	22,376
Accrued taxes	85,327	11,525
Accrued interest	149	111
Other assets and liabilities	(67,203)	(75,128)
	412,237	438,100

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(430,225)	(265,394)
Cash paid for acquisitions and licenses	(12,647)	(22,167)
Cash received for divestitures	49,786	—
Cash paid for investments	(45,000)	(20,000)
Cash received for investments	45,000	75,000
Other investing activities	(3,097)	2,691
	(396,183)	(229,870)

Cash flows from financing activities
Repayment of long-term debt	(45)	(330,043)
Issuance of long-term debt	—	342,000
Common shares reissued for benefit plans, net of tax payments	(2,465)	1,264
Common shares repurchased	—	(62,308)
Payment of debt issuance costs	—	(11,229)
Distributions to noncontrolling interests	(643)	(877)
Other financing activities	568	163
	(2,585)	(61,030)

Cash classified as held for sale	—	(5,687)

Net increase in cash and cash equivalents	13,469	141,513

Cash and cash equivalents
Beginning of period	424,155	276,915
End of period	$437,624	$418,428

United States Cellular Corporation Financial Measures and Reconciliations (Unaudited, dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Service revenues	$1,029,742	$1,002,030	$2,053,562	$1,987,143

Operating income	84,163	104,096	169,365	162,844
Add:
Depreciation, amortization and accretion	147,555	146,577	294,240	289,917
Loss on impairment of intangible assets	—	—	—	—
Loss on asset disposals and exchanges	2,702	2,922	492	3,959
Adjusted OIBDA (1)	$234,420	$253,595	$464,097	$456,720

Adjusted OIBDA margin (2)	22.8%	25.3%	22.6%	23.0%

	2012	2011	2012	2011
Cash flows from operating activities	$155,270	$180,392	$412,237	$438,100
Deduct:
Cash used for additions to property, plant and equipment	(221,065)	(144,353)	(430,225)	(265,394)
Free cash flow (3)	$(65,795)	$36,039	$(17,988)	$172,706

(1)    Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization, and accretion (OIBDA); the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and exchanges and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(2)    Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues. Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net loss, and such net loss is included in adjusted OIBDA as a cost of earning service revenues for purposes of assessing business results.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin. U.S. Cellular believes this measure provides useful information to investors regarding U.S. Cellular’s financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

(3)   Free cash flow is defined as cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure. U.S. Cellular believes that free cash flow as reported by U.S. Cellular may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.